UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

Footstar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11681	22-3439443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard, Mahwah, New Jersey		07430
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 934-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FOOTSTAR, INC. OWNERSHIP LIMITATION

FOOTSTAR, INC. (THE “COMPANY”) HAS A SHAREHOLDER RIGHTS AGREEMENT, WHICH CONTAINS PROVISIONS THAT PROHIBIT ANY PERSON OR GROUP FROM ACQUIRING BENEFICIAL OWNERSHIP OF MORE THAN 4.75 PERCENT OF THE COMPANY’S COMMON STOCK WITHOUT ITS PRIOR CONSENT AND AS FURTHER PROVIDED THEREIN.

The Rights Agreement (the “Rights Plan”), dated as of March 8, 1999, between the Company and Mellon Investor Services LLC, as Rights Agent, was filed as Exhibit 1 to the Company’s Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on March 9, 1999. The Rights Plan was amended by Amendment No. 1 to the Rights Plan, dated as of May 31, 2002, which was filed as Exhibit 2 to the Company’s Form 8-A/A filed with the SEC on June 4, 2002. The Rights Plan was additionally amended by Amendment No. 2 to the Rights Plan, dated as of February 4, 2009, which was filed as Exhibit 4.1 to the Company’s Form 8-K filed on February 4, 2009.

Item 8.01.                      Other Events.

Effective as of May 3, 2011, Footstar, Inc. (the “Company”) has re-opened its stock transfer books and engaged Securities Transfer Corporation to serve as the Company’s transfer agent. Securities Transfer Corporation has commenced recording transfers of the Company’s common stock.  All transfers of the Company’s stock may be submitted to Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, for registration.

Investors may contact Securities Transfer Corporation with questions at (469) 633-0101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FOOTSTAR, INC.

Dated: May 3, 2011	By:	/s/ Jonathan M. Couchman
		Name:	Jonathan M. Couchman
		Title:	President, Chief Executive Officer and Chief Financial Officer